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                                                                    EXHIBIT 18
                                   FORM OF
                     FIRST AMENDMENT TO THE TRUST AGREEMENT
                        FOR THE RESTATED PURITAN-BENNETT
                           DEFERRED COMPENSATION PLAN

         THIS AMENDMENT is made by the Puritan-Bennett Corporation (which, together with its subsidiaries and affiliates, shall be referred to herein as the "Corporation"), and the Wachovia Bank of North Carolina, N.A. (the "Trustee"), effective as of the _____ day of _______________, 1994.

         WHEREAS, the Corporation established the 1985 Deferred Compensation Plan (the "1985 Plan"), consisting of separate but identical Deferred Compensation Agreements with a select group of management or highly compensated employees of the Corporation and Policy Guidelines developed by the Corporation; and

         WHEREAS, the Corporation established a trust fund pursuant to an agreement with the Trustee, dated May 22, 1992 (the "Trust Agreement") for receipt of contributions pursuant to the 1985 Plan; and

         WHEREAS, the Corporation and each participant desired to amend the terms of the 1985 Plan by voiding the Deferred Compensation Agreements and the Policy Guidelines, and amending and restating the 1985 Plan in its entirety to become the Restated Puritan-Bennett Deferred Compensation Plan (the "Restated Plan"), effective as of September 1, 1993; and

         WHEREAS, the Corporation desires to amend the Trust Agreement to revise the definition of "Change in Control" and replace references to the 1985 Plan with references to the Restated Plan, and to make such other changes as are necessary to reflect changes made pursuant to the restatement of the 1985 Plan.

         NOW, THEREFORE, the Trust Agreement is hereby amended as follows:

                 1. All references to the "1985 Deferred Compensation Plan" are hereby deleted and replaced with the "Restated
         Puritan-Bennett Deferred Compensation Plan."

                 2. Section 1.1 is amended to read in its entirety as follows:

                 (c) Change in Control. A "Change in Control" shall be deemed to have occurred at any of the following times:

                          (i) Upon the acquisition (other than from the Corporation) by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act") (excluding, for this purpose, the Corporation or its affiliates, or any employee benefit plan of the Corporation or its affiliates which acquires beneficial ownership of voting securities of the
                                           Corporation) of beneficial ownership
                                           (within the





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                                           meaning of Rule 13d-3 promulgated
                                           under the Exchange Act) of 50% or
                                           more of either the then outstanding
                                           shares of common stock of the
                                           Corporation or the Combined Voting
                                           Power of the Corporation's then
                                           outstanding voting securities.
                                           "Combined Voting Power" means the
                                           combined voting power of the
                                           Corporation's then outstanding
                                           voting securities generally entitled
                                           to vote in the election of
                                           directors.

                          (ii) At the time individuals who, as of the date hereof, constitute the Board (as of the date hereof, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
                                           Act) shall be, for purposes of this
                                           subsection 1.3.2, considered as
                                           though such person were a member of
                                           the Incumbent Board; or

                          (iii)            Upon the approval by the
                                           shareholders of the Corporation of a
                                           reorganization, merger,
                                           consolidation (in each case, with
                                           respect to which persons who were
                                           the shareholders of the Corporation
                                           immediately prior to such
                                           reorganization, merger or
                                           consolidation do not, immediately
                                           thereafter, own more than 50% of the
                                           Combined Voting Power of the
                                           reorganized, merged or consolidated
                                           company's then outstanding voting
                                           securities) or a liquidation or
                                           dissolution of the Corporation or of
                                           the sale of all or substantially all
                                           of the assets of the Corporation; or

                          (iv) The occurrence of any other event which the Incumbent Board in its sole discretion determines constitutes a Change in Control.

                 3.       Section 1.3 is deleted in its entirety and Sections
         1.4 and 1.5 are renumbered to become 1.3 and 1.4, respectively.  A new
         Section 1.5 is added to read as follows: "Plan" means the Puritan-Bennett Restated Deferred Compensation Plan, effective September 1, 1993.





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                 4.       The term "Investment Account" in new section 1.4 is
         amended to read "Account Balance" and all references to "Investment Account" throughout the Trust Agreement are hereby replaced with "Account Balance."

                 5. All references to a "Participating Agreement" or the "Participating Agreements" are hereby deleted and replaced with the "Restated Plan." Further, all references to "Policy Guidelines" or "Guidelines" are hereby deleted.

                 6. The second sentence of Section 4.1 is deleted in its entirety.

                 7. The last sentence of Paragraph (d) of Section 5.2 is deleted in its entirety.

         IN WITNESS WHEREOF, the parties have executed this Amendment, effective as of the date written above.

                                        PURITAN-BENNETT CORPORATION
                                        ("GRANTOR")


                                        By:_____________________________
                                        Title:__________________________
                                        Date:___________________________

ATTEST:

By:______________________________
Title:___________________________
Date:____________________________



                                        WACHOVIA BANK OF NORTH
                                        CAROLINA, N.A. ("TRUSTEE")

                                        By:_____________________________
                                        Title:__________________________
                                        Date: __________________________

ATTEST:


By:______________________________
Title:___________________________
Date:____________________________